UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 22, 2011


                               BARON ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                       333-146627              26-0582528
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)

                               392 W. Mill Street,
                             New Braunfels, TX 78130
               (Address of principal executive offices) (Zip Code)

                                 (830) 608-0300
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2011, Baron Energy, Inc. (the "Company," "we," "us," "our") and Sunrise Securities Corp. ("Sunrise") executed an engagement letter agreement (the "Agreement") pursuant to which Sunrise will provide us with financial advisory services in connection with: (1) debt and equity financings; (2) corporate restructuring and acquisitions; and (3) merger/tender offers with targeted acquisition(s). As compensation for the performance of its services, we will pay Sunrise a cash fee equal to 7% of the gross proceeds for any equity instruments placed, 3% of the gross proceeds for any debt instruments placed, and 5% of the gross proceeds for any preferred or other instruments convertible into shares of our common stock ("Shares").

Upon execution of the Agreement, we granted Sunrise common stock purchase warrants ("Warrants"), exercisable for three years from the date of grant, to purchase 1,250,000 Shares at an exercise price of $0.01 per share. Upon any re-capitalization of all our current debt during the term of the Agreement, we will grant Sunrise additional Warrants, exercisable for three years from the date of grant, to purchase 1,250,000 Shares at an exercise price of $0.01 per share. Furthermore, in the event we successfully consummate a transaction involving a merger with or tender for the assets or securities of other entities during the term of the Agreement, we will grant Sunrise Warrants, exercisable for three years from the date of grant, to purchase 2,500,000 Shares at an exercise price of $0.01 per share.

The Agreement continues until terminated by either party upon five business days written notice to the other. In the event we terminate the Agreement other than because of Sunrise's material breach of an express obligation under the Agreement, we will be obligated to pay Sunrise the applicable fees described above, including the Warrants, if we consummate a transaction from a Sunrise source prior to the date that is 12 months from the date of termination of this Agreement.

The foregoing is not a complete description of all the terms of the Warrants or the Agreement. For a complete description of all the terms of the Warrants or the Agreement, we refer you to the full text of the Warrants and the Agreement, a copy of which is filed herewith as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8- K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offering of the Warrants was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in
Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an "accredited investor" within the meaning of Rule 501 of Regulation D. The recipient of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                        Description
-----------                        -----------

4.1 Common Stock Purchase Warrant of Baron Energy, Inc. in the name of Sunrise Securities Corp. dated February 22, 2011.

10.1 Engagement Letter agreement between Baron Energy, Inc. and Sunrise Securities Corp. dated February 21, 2011, and entered into on February 22, 2011.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BARON ENERGY, INC.


Date: February 28, 2011             By: /s/ Ronnie L. Steinocher
                                       -----------------------------------------
                                    Name:  Ronnie L. Steinocher
                                    Title: President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

4.1 Common Stock Purchase Warrant of Baron Energy, Inc. in the name of Sunrise Securities Corp. dated February 22, 2011.

10.1 Engagement Letter agreement between Baron Energy, Inc. and Sunrise Securities Corp. dated February 21, 2011, and entered into on February 22, 2011.